As filed with the Securities and Exchange Commission on March 16, 2007
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SILICON IMAGE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0396307 (I.R.S. Employer Identification No.)
1060 East Arques Ave.
Sunnyvale, California 94085
(Address of principal executive offices, including zip code)
1999 Equity Incentive Plan
1999 Employee Stock Purchase Plan
(Full titles of the plans)
Steve Tirado
Chief Executive Officer
Silicon Image, Inc.
1060 East Arques Ave.
Sunnyvale, California 94085
(408) 616-4000
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Andrew Luh, Esq.
Sylvia Barboza, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California St.
MountainView, California 94041
(650) 988-8500
(Counsel to the Registrant)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed
	to be	maximum	Proposed
	registered	offering price	maximum aggregate		Amount of
Title of securities to be registered	(1)	per share	offering price		registration fee
Common Stock, $0.001 par value:
To be issued under the 1999 Equity Incentive Plan	4,324,231 (2)	$8.825	$38,161,338.58	(3)	$1,171.55
To be issued under the 1999 Employee Stock Purchase Plan	864,846 (4)	$8.825	$7,632,265.95	(3)	$234.31
Total	5,189,077	n/a	$45,793,604.53	(3)	$1405.86

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Represents shares of Common Stock automatically reserved in January 2007 for issuance pursuant to stock options, restricted shares and stock bonuses that may be granted under the 1999 Equity Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Silicon Image Common Stock reported on the Nasdaq National Market on March 9, 2007.

(4)	Represents shares of Common Stock automatically reserved in January 2007 for issuance upon the exercise of purchase rights that may be granted under the 1999 Employee Stock Purchase Plan.

EXPLANATORY NOTE
     This registration statement on Form S-8 registers 4,324,231 additional shares of Common Stock automatically reserved for issuance under the Registrant’s 1999 Equity Incentive Plan and 864,846 additional shares of Common Stock automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 1999 Employee Stock Purchase Plan, in each case pursuant to the terms of such plans.
STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SHARES
     This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Forms S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2006 (Registration No. 333-132490), March 16, 2005 (Registration No. 333-123377), March 23, 2004 (Registration No. 333-113856), January 28, 2003 (Registration No. 333-102771), April 16, 2002 (Registration No. 333- 86324), May 18, 2001 (Registration No. 333-61218), April 27, 2000 (Registration No. 333-35738) and October 6, 1999 (Registration No. 333-88543).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Not required pursuant to General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are incorporated herein by reference:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 1, 2007.
(b) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in paragraph (a) above; and
(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 30, 1999 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 8. Exhibits.

4.01	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-83665), as amended, declared effective by the Securities and Exchange Commission on October 5, 1999 (the “Form S-1”)).

4.02	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2001).

4.03	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Form 8-K filed with the Commission on February 4, 2005).

4.04	Form of Specimen Certificate for the Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.05	1999 Equity Incentive Plan (including Sub-Plan for UK employees), as amended, and related forms of notice of grant of stock options, stock option agreement, stock option exercise notice and joint election (for UK employees) (incorporated by reference to Exhibit 10.03 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2006).

4.06	1999 Employee Stock Purchase Plan (including Sub-Plan for UK Employees) and related enrollment forms, subscription agreements, notice of suspension, notice of withdrawal and joint election (for UK employees) (incorporated by reference to Exhibit 10.04 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 1, 2007).

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

23.03	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

24.01	Power of Attorney (see signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant, Silicon Image, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 16th day of March, 2007.

SILICON IMAGE, INC.
By:	/s/ Steve Tirado
Steve Tirado
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steve Tirado and Edward Lopez, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steve Tirado Steve Tirado	Director, President and Chief Executive Officer (Principal Executive Officer)	March 16, 2007
/s/ Robert R. Freeman Robert R. Freeman	Chief Financial Officer (Principal Financial Officer)	March 16, 2007
/s/ Noland Granberry Noland Granberry	Chief Accounting Officer (Principal Accounting Officer)	March 16, 2007
/s/ William George William George	Director	March 16, 2007
/s/ Peter Hanelt Peter Hanelt	Director	March 16, 2007
/s/ David A. Hodges David A. Hodges	Director	March 16, 2007
/s/ Masood Jabbar Masood Jabbar	Director	March 16, 2007
/s/ William Raduchel William Raduchel	Director	March 16, 2007

EXHIBIT INDEX

Exhibit	Exhibit
Number	Title

4.01	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).

4.02	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2001).

4.03	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Form 8-K filed with the Commission on February 4, 2005).

4.04	Form of Specimen Certificate for the Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.05	1999 Equity Incentive Plan (including Sub-Plan for UK employees), as amended, and related forms of notice of grant of stock options, stock option agreement, stock option exercise notice and joint election (for UK employees) (incorporated by reference to Exhibit 10.03 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2006).

4.06	1999 Employee Stock Purchase Plan (including Sub-Plan for UK employees) and related enrollment forms, subscription agreements, notice of suspension, notice of withdrawal and joint election (for UK employees) (incorporated by reference to Exhibit 10.04 to Registrant’s Annual Report on Form 10-K filed with the Commission on March 1, 2007).

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

23.03	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

24.01	Power of Attorney (see signature page to this Registration Statement).